Exhibit 10.1
PROMISSORY NOTE

$4,000,000	Houston Texas	February 7, 2011
     FOR VALUE RECEIVED, Sun River Energy, Inc. (“Maker”) promises to pay to the order of Katy Resources ETX, LLC (“Payee”) at such address in Houston, Texas, as set forth below or as the holder of this Note may designate from time to time in writing to Maker, the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000) together with interest thereon from the date hereof at the rate of eight percent (8%) per annum, payable as hereinafter provided.
     All principal, accrued and unpaid interest and other amounts owing from Maker hereunder (collectively, the “Outstanding Balance”) shall be due and payable on the date that is one-hundred and eighty (180) days counted from and after the date this Note is executed as indicated on the signature page hereof (the “Scheduled Payment Date”); provided, however, that if Maker issues any form of equity or debt securities after the date hereof but before the Scheduled Payment Date, whether pursuant to a secondary offering, private placement or otherwise but excluding an Excluded Offering (as hereinafter defined), the Outstanding Balance shall accelerate and become due and payable on the date of such issuance of securities (the “Accelerated Payment Date”). For purposes hereof, an “Excluded Offering” means one of the following types of issuances of debt or equity securities: (i) any issuances of securities made pursuant to employment agreements, consulting agreements, employee stock plans or similar instruments, (ii) one or more issuances of securities under Maker’s current offering for an additional net proceeds of all such additional issuances that is equal to or less than $2,500,000 in the aggregate, which proceeds shall be used for any business purposes (provided that such $2,500,000 issuances shall be in addition to any issuance prior to the date this Note is executed and in addition to any issuances described in subsection (iii) of this sentence), (iii) one or more issuances of securities for which the total net proceeds of all such issuances are equal to or less than $3,000,000 in the aggregate, which proceeds shall be used to fulfill Maker’s obligations under the continuous drilling clause under the farmout agreement between Maker and Devon Energy Production Company, L.P. (the “Farmout Agreement”), or (iv) issuances made for the sole purpose of paying this Note and for which all net proceeds of such issuances are applied to this Note. In the event the Outstanding Balance becomes due and payable on the Accelerated Payment Date, such Outstanding Balance shall be paid first in priority out of the proceeds of the applicable issuance of securities, provided that if such proceeds are not sufficient to cover the Outstanding Balance, the unpaid remainder of the Outstanding Balance shall remain immediately due and payable.
     Maker shall promptly notify Payee of each issuance of debt or equity securities made after the date hereof but before the Scheduled Payment Date, which notice shall state the number of securities and whether such issuance constitutes an Excluded Offering as defined herein, provided that Payee shall maintain the confidentiality of any such information until it is made public by Maker. Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium.
     In addition to its obligation of payment described herein, Maker shall use at least $3,000,000 of its existing cash to make a completion attempt in the Neal Heirs #1 well or otherwise perform under the Farmout Agreement and to make a completion attempt in the T. B. Cutler #1 well as a reasonably prudent operator to attempt to achieve production in paying quantities, and to incur any related operating or capital expenses related to performing under the Farmout Agreement or the completion in the Neal Heirs #1 well or T. B. Cutler #1 well. Maker shall commence the foregoing completion attempts within sixty (60) calendar days after the date of this Note and shall diligently pursue the same to completion.
     All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All past due principal and interest on this Note shall bear interest at the maximum rate permitted by law from maturity until paid, but in no event greater than thirteen percent (13%). All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.
     If default is made in the payment of this Note at maturity (regardless of how its maturity may be brought about) or the same is placed in the hands of an attorney for collection, or if suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay the holder of this Note a reasonable amount as attorney’s or collection fees.
     Maker shall be given at least fifteen (15) days written notice of presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note. All amounts payable under this Note shall be payable without relief from valuation and appraisement laws.
     In the event of a default in the payment of any installment of either principal or interest as provided for herein, or in the performance of any agreement or covenant contained in this Note or any instrument securing payment hereof, the holder of this Note shall have the right and option to declare the unpaid balance of principal and accrued interest on this Note at once due and payable and to foreclose or require foreclosure of any and all liens securing payment hereof, and to exercise any and all other rights and remedies it may have. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.
     Payment of this Note is secured by one or more instruments entitled DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUES (the “Deeds of Trust”) of even date herewith, executed by Maker in favor of Philip D. Weller, Trustee, covering certain property located in Texas, United States as described therein, and by a UCC1 financing statement.
     All notices permitted hereunder shall be given to the addressee at the following address:
If to Payee:
Kayne Anderson Capital Advisors
Attention: Chuck Yates, Senior Managing Director
717 Texas Avenue, Suite 3100
Houston, Texas 77002
713-655-7354 (office)
If to Maker:
Sun River Energy, Inc.
Attention: Donal R. Schmidt, Jr.
5950 Berkshire Lane, Ste. 1650
Dallas, Texas 75225
214-369-7300 (phone)
214-369-7301 (fax)
With a copy to:
Sun River Energy, Inc
Attention: James E. Pennington,
General Counsel
5950 Berkshire Lane, Ste. 1650
Dallas, Texas 75225
214-369-7300 (phone)
214-369-7301 (fax)
     All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee. Any notice given in accordance herewith shall be effective upon receipt at the address of the addressee. Each of Payee and Maker may change its address for notice by notice to the other in the manner set forth above.
     It is expressly stipulated and agreed to be the intent of Maker and Payee to at all times comply with the usury and other laws applicable to this Note and the instruments securing the payment hereof (the “Security Instruments”) and any subsequent revisions, repeals, or judicial interpretations thereof, to the extent any of the same are applicable hereto. If such laws are ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the Security Instruments, or contracted for, charged, or received with respect to the indebtedness evidenced by this Note, or if Payee’s exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker’s and Payee’s express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Security Instruments immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.
     All of the stipulations, promises and agreements in this Note made by or on behalf of Maker shall bind the successors and assigns of Maker, whether so expressed or not, and inure to the benefit of the successors and assigns of Maker and Payee. Maker may not assign, pledge or otherwise transfer this Note, including by merger or other means, without the prior written consent of Payee.
     This Note shall be governed by and construed in accordance with the laws of the State of Texas, without reference to the principles of conflicts of law that would direct the application of the laws of another jurisdiction.

     EXECUTED on this 7th day of February, 2011.

SUN RIVER ENERGY, INC.
By:	/s/ Donal R. Schmidt, Jr.
Name: Donal R. Schmidt, Jr.
Title: President and CEO

[Signature Page to Promissory Note]